Exhibit 10.39

Officer — Performance Based

TEXAS ROADHOUSE, INC.

2013 LONG-TERM INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan (the “Plan”) will have the same defined meanings in this Performance Stock Unit Award Agreement (the “Agreement”).

I.                                        NOTICE OF GRANT OF PERFORMANCE STOCK UNITS

Pursuant to the Plan, the Grantee has been granted a Full Value Award (the “Award”) in the form of performance stock units (referred to herein as the “Performance Stock Units”) which represent the right to receive shares of Common Stock (the “Shares”), subject to satisfaction of the vesting provisions contained in this Agreement and the Performance Stock Unit Grant Notice (the “Grant Notice”) (the form of which is attached hereto as Exhibit “A” and incorporated herein) and to the other terms and conditions of the Plan, this Agreement, the Grant Notice, and all employment agreements entered into between the Grantee and the Company (including any amendments thereto).

II.                                   AGREEMENT

1.                                      Grant of Performance Stock Units.  Subject to the terms and conditions of this Agreement, the Company hereby grants to the Grantee, and the Grantee hereby accepts the grant subject to the terms set out, the conditional right to receive one Share for each Performance Stock Unit granted as set forth in the Grant Notice and subject to the terms and conditions of the Plan, which is incorporated herein by reference.

2.                                      Termination of Continuous Service/Satisfaction of Performance Goals. All Performance Stock Units shall be unearned and unvested unless and until they become earned and vested in accordance with this Section 2, as follows:

(a)                                 On the Certification Date (as defined below), the Grantee shall earn between 0% and 200% of the Target Performance Stock Units (as defined on Exhibit “A”), as determined by the Committee, based on (i) the Continuous Service of the Grantee during the period beginning on the Date of Grant and ending on the later of the first anniversary of the date of the grant or January 8, 2016, and (ii) the level of satisfaction of the Performance Goals set forth in Exhibit B hereto (which is incorporated into and forms a part of this Agreement) for the period commencing on December 31, 2014 and ending on December 29, 2015, which is the Company’s fiscal year (the “Performance Period”).  Any Performance Stock Units granted pursuant to this Agreement that become earned in accordance with this Agreement shall be referred to herein as “Earned Performance Units”.  The Earned Performance Units shall be settled in accordance with subsection 4 hereof.  For purposes of this Agreement, the “Certification Date” is the date that the Committee certifies that the Performance Goals set forth in Exhibit B hereto have been satisfied, which date shall be no later than March 15, 2016.

(b)                                 Except as provided in subsection 2(c), in the event the Grantee’s Continuous Service terminates for any or no reason prior to the Vesting Date, all of the Performance Stock Units shall be immediately forfeited and the right of the Grantee to receive Shares in settlement of the Performance Stock Units will be immediately forfeited by the Grantee.

(c)                                  Notwithstanding any other provision of this Agreement, if the Grantee’s Continuous Service terminates because of death or Disability prior to the Vesting Date, then (i) the Grantee shall be treated as satisfying the requirement of Continuous Service on the Vesting Date, and (ii) the number of Performance Stock Units that will become Earned Performance Units on the Certification Date shall be equal to the number determined based on the satisfaction of the Performance Goals and as determined by the Committee on the Certification Date multiplied by a fraction, the numerator of which is the number of calendar months (or portions thereof) in the vesting period of the Award from the Date of Grant to the Grantee’s actual termination of Continuous Service and the denominator of which is the total number of calendar months or portion thereof in the vesting period of the Award as of the Date of Grant.

(d)                                 Earned Performance Units shall be settled in accordance with subsection 4 hereof.

3.                                      Transfer Prohibited.  The Grantee may not assign, transfer, pledge or encumber in any way the Performance Stock Units or the Grantee’s right to receive Shares hereunder.  Any attempted assignment, transfer, pledge or encumbrance will be void.

4.                                      Issuance of Shares Upon Certification.  The Company will cause its transfer agent to issue to the Grantee in book entry the number of Shares subject to the Earned Performance Units less Shares withheld for withholding taxes under Section 7 below or Shares withheld under Section 14 below, if any in accordance with the following. Such transfer shall occur as soon as practicable following the Certification Date, but in no event prior to the Vesting Date and no later than March 15, 2016.  In any case, if the Certification Date is a Saturday, Sunday or legal or banking holiday, the Certification Date will be adjusted to be that date which is the next following business day (but in no event later than March 16, 2016).  The Grantee shall not be considered the owner of the Shares for purposes of voting rights, dividends and taxation of the Shares until issuance.

5.                                      Adjustments.  Subject to the terms hereof, in the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, adjust the number and kind of shares subject to this award and shall make any other adjustments that the Committee determines to be equitable.

6.                                      Change of Control.  If a Change of Control (as defined below) occurs prior to the Vesting Date and the Grantee’s Continuous Service is terminated by the Company without Cause (as defined in the 2015 Employment Agreement between the Grantee and the Company), or if the Grantee’s Continuous Service is terminated by the Grantee for Good Reason (as defined in the 2015 Employment Agreement between the Grantee and Company) within 12 months following a Change in Control, or prior to a Change of Control at the direction of a person who has entered into an agreement with the Company, the consummation of which will constitute a Change of Control, and, in either case, contingent upon the Grantee’s execution of a full release of claims (the “Release”) in the manner set forth in the 2015 Employment Agreement between the Grantee and Company, then 100% of the Performance Stock Units shall become 100% immediately vested upon the 60th day following the Grantee’s termination of Continuous Service provided that the foregoing conditions are satisfied upon such date (without regard to satisfaction of any Performance Goals) or such earlier date upon which the Release is effective and payment is permitted under Code Section 409A.  Notwithstanding the Plan, for purposes of this Agreement the term “Change of Control” shall have the meaning set forth in the 2015 Employment Agreement between the Grantee and the Company.

7.                                      Tax Consequences/Section 409A.  The Award is subject to withholding of all applicable taxes.  On the issuance date, the Company shall withhold Shares otherwise deliverable to the Grantee with a Fair Market Value equal to the minimum required withholding taxes on the Performance Stock Units from the Shares that would otherwise be issued to the Grantee, as determined by the Company in its reasonable discretion.  This Award is intended to be exempt from or to comply with the requirements of section 409A of the Code so that none of the Performance Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under section 409A, and any ambiguities herein will be interpreted to so comply.   Notwithstanding any other provision of this Agreement to the contrary, if the Grantee is a “specified employee” within the meaning of section 409A of the Code and if any of the payments under this Agreement are subject to section 409A, any payments that are subject to section 409A and that are payable as a result of the Grantee’s separation from service (within the meaning of section 409A) will be deferred until the first day of the seventh month following the Grantee’s separation from service.  None of the Company or any Affiliate makes any representation regarding the tax consequences of this Award and the Grantee hereby acknowledges and agrees that the ultimate liability for any and all taxes is and remains the Grantee’s responsibility and liability.

8.                                      No Guarantee of Continuous Service.  THE GRANTEE ACKNOWLEDGES AND AGREES THAT VESTING OF THE RESTRICTED STOCK UNITS IS EARNED ONLY BY CONTINUOUS SERVICE

AT THE WILL OF THE COMPANY.  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S EMPLOYMENT OR SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

9.                                      Notices.  Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered or when delivery is refused.  Notices shall be either personally delivered, sent by overnight delivery via a reputable carrier or mailed through the United States Postal Service, registered or certified with return receipt requested with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.  Notwithstanding the foregoing, Grant Notices may be delivered electronically.

10.                               No Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to asset all other legal remedies available to it under the circumstances.

11.                               Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

12.                               Interpretation.  Any dispute regarding the interpretation of this Agreement will be submitted by the Grantee or by the Company forthwith to the Committee which will review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee will be final and binding on all parties.

13.                               Governing Law; Severability.  This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Kentucky.

14.                               Right to Withhold Amounts Owed to the Company.  The Company shall have the right to withhold Shares otherwise deliverable to the Grantee with a Fair Market Value equal to all amounts then due and owing by the Grantee to the Company or any subsidiary or affiliate of the Company.

15.                               Entire Agreement.  The Plan is incorporated herein by reference.  This Agreement, the Grant Notice, the Plan and all employment agreements entered into between the Grantee and the Company (including any amendments thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.

16.                               Application to all Grant Notices and Awards.  The Grantee agrees and acknowledges that all Performance Stock Units granted to the Grantee from time to time under the Plan will be subject to the terms and conditions of this Agreement, the Plan and each Grant Notice received by the Grantee from time to time, whether such Grant Notice is transmitted via electronic transmission or otherwise.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have subscribed their names hereto.  By the Grantee’s signature below, the Grantee represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  The Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

TEXAS ROADHOUSE, INC.

Dated:	By:
Name:
Title:

Address for Notices:
Attention: General Counsel
6040 Dutchmans Lane
Louisville, Kentucky 40205

GRANTEE:

Dated:	By:
[Grantee name here]

SSN:

Address:

EXHIBIT A

FORM OF GRANT NOTICE

TEXAS ROADHOUSE, INC.

PERFORMANCE STOCK UNIT GRANT NOTICE

(2013 LONG-TERM INCENTIVE PLAN)

TEXAS ROADHOUSE, INC. (the “Company”), pursuant to its 2013 Long-Term Incentive Plan (the “Plan”), hereby grants to the Grantee a Full Value Award in the form of the Performance Stock Units set forth below. This grant is subject to all of the terms and conditions as set forth herein, on Exhibit B, in the Performance Stock Unit Award Agreement (the “Agreement”), and in the Plan, which the Grantee has previously received and are incorporated herein in their entirety.

Grantee:
Date of Grant:
Vesting Date:	The later of the first anniversary of the Date of Grant or [ ]

Target Performance Stock Units	Portion of Target Grant Based on EPS Performance Goal	Portion of Target Grant Based on Pre- tax Profit Goal	Minimum Aggregate Potential Grant	Maximum Aggregate Potential Grant

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: By receipt hereof, the Grantee acknowledges receipt of, and understands and agrees to, this Performance Stock Unit Grant Notice (the “Grant Notice”), the Agreement and the Plan.  The Grantee further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement, the Plan and all employment agreements entered into between the Grantee and the Company (including any amendments thereto) set forth the entire understanding between the Grantee and the Company regarding this Award and supersede all prior oral and written agreements on that subject.

EXHIBIT B

PERFORMANCE GOALS

 (2013 LONG-TERM INCENTIVE PLAN)

The Performance Stock Units granted under the Agreement shall become Earned Performance Units* based on the satisfaction of an EPS growth target and a pre-tax profit target (collectively, the “Performance Goals”) determined as follows:

EPS

25% of the Performance Stock Units granted pursuant to the Agreement will be based on an EPS growth target.  The EPS target opportunity is based on annual growth in EPS of 10% which would result in 100% achievement of 25% of the Performance Stock Units.  That would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal.  For example, if 11% growth were to be achieved, 110% of 25% of the Performance Stock Units would become Earned Performance Units; if 9% growth is achieved, 90% of 25% of the Performance Stock Units would become Earned Performance Units.

Pre-tax Profit

75% of the Performance Stock Units granted pursuant to the Agreement will be based on a pre-tax profit target.  The pre-tax profit target opportunity would be equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the Compensation Committee for the Performance Period.  For example, if 1.5% of pre-tax earnings was $2.2 million and the total bonus target pool is $2.0 million, the percentage payout would be 110%, and 110% of the 75% of the Performance Stock Units would become Earned Performance Units.

*In any event, the total number of Earned Stock Units shall not exceed 200% of the target number of Performance Stock Units.